Exhibit 99.1

May 3, 2013

Analyst Contacts: Max Kuniansky, (702) 402-5627

Media Contact: Karl Walquist, (775) 834-3891

NV Energy Reports Financial Results for First Quarter 2013

Highlights:

•	Earnings aided by weather, lower costs

•	Earnings guidance of $1.25 to $1.35 per share for 2013 reaffirmed

•	NV Energize smart grid project nearing completion

•	ON Line transmission project on track for year-end 2013 completion

LAS VEGAS, May 3, 2013 – NV Energy, Inc. (NYSE: NVE) today announced financial results for the three months ended March 31, 2013 as shown in the table below.

NV Energy, Inc.

Consolidated Results

Three Months Ended March 31,

Net Income ($ in millions)		EPS (diluted)
2013	2012	2013	2012
$21.5	$12.2	$0.09	$0.05

Key factors contributing to the improved results for the quarter included:

•	favorable weather compared to last year;

•	lower operations and maintenance expense, due in part to the timing of power plant outages compared to last year; and

•	decreased interest expense resulting from lower rates and reduced debt levels.

These positive factors were partly offset by higher depreciation expense. For further information regarding drivers of financial results, see the earnings report to the financial community posted on www.nvenergy.com.

“Results for the first quarter were in line with our expectations. We are on track to achieve our 2013 earnings guidance range of $1.25 to $1.35 per share,” said Michael Yackira, president and chief executive officer of NV Energy, Inc. “In the second quarter, we’ll seek regulatory approval to combine our two utilities, make a required rate filing for our northern subsidiary and manage other key projects while keeping a sharp focus on our top-priority job: providing safe, reliable and affordable electricity to our customers.”

Other notable recent items include:

•	NV Energize smart grid project is over 95% complete;

•	One Nevada (ON Line) transmission project remains on schedule;

•	Nevada Legislature considering NVision: a plan to reduce reliance on coal plants, reduce greenhouse gas emissions and add gas-fired and renewable capacity; and

•	credit ratings upgraded by Fitch Ratings.

Webcast Scheduled for 7 a.m. PDT today, Friday, May 3, 2013

Senior management will review the company’s financial performance and outlook during a conference call and live webcast today, Friday, May 3, at 7 a.m. Pacific Daylight Time. The webcast will be accessible on the NV Energy website at www.nvenergy.com. A taped replay will remain on the company’s website for approximately 30 days. To listen to the replay by telephone, call (800) 475-6701. International callers should dial (320) 365-3844. Use the conference call access code 287455.

Headquartered in Las Vegas, NV Energy, Inc. is a holding company whose principal subsidiaries, Nevada Power Company and Sierra Pacific Power Company, are doing business as NV Energy. Serving a combined service territory of nearly 46,000 square miles, NV Energy provides a wide range of energy services and products to approximately 2.4 million citizens of Nevada and nearly 40 million tourists annually.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future performance of NV Energy, Inc. and its subsidiaries, Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy. Forward-looking statements include earnings guidance and estimates or forecasts of operating and financial metrics. These statements reflect current expectations of future conditions and events and as such are subject to a variety of risks, uncertainties and assumptions that could cause actual results to differ materially from current expectations. These risks, uncertainties and assumptions include, but are not limited to, NV Energy Inc.’s ability to maintain access to the capital markets, NV Energy, Inc.’s ability to receive dividends from its subsidiaries, the financial performance of NV Energy, Inc.’s subsidiaries, particularly Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, and the discretion of NV Energy, Inc.’s Board of Directors with respect to the payment of future dividends based on its periodic review of factors that ordinarily affect dividend policy, such as current and prospective financial condition, earnings and liquidity, prospective business conditions, regulatory factors, and dividend restrictions in NV Energy, Inc.’s and its subsidiaries’ financing agreements. For Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, these risks and uncertainties include, but are not limited to, future economic conditions, changes in the rate of industrial, commercial and residential growth in their service territories, their ability to procure sufficient renewable energy sources in each compliance year to satisfy the Nevada Renewable Energy Portfolio Standard, the effect of future or existing Nevada or federal laws or regulations affecting the electric industry, changes in environmental laws and regulations, construction risks, including but not limited to those associated with the ON Line project, their ability to maintain access to the capital markets for general corporate purposes and to finance construction projects, employee workforce factors, unseasonable weather, drought, wildfire and other natural phenomena, explosions, fires, accidents, vandalism, or mechanical breakdowns that may occur while operating and maintaining an electric and natural gas system, their ability to purchase sufficient fuel, natural gas and power to meet their power demands and natural gas demands for Sierra Pacific Power Company d/b/a NV Energy, financial market conditions, and unfavorable rulings, penalties or findings in their rate or other cases. Further risks, uncertainties and assumptions that may cause actual results to differ from current expectations pertain to weather conditions, customer and sales growth, plant outages, operations and maintenance expense, depreciation and allowance for funds used during construction, interest rates and expense, cash flow and regulatory matters. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy are contained in their Annual Reports on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission. NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

NV ENERGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in Thousands, Except Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
OPERATING REVENUES	$584,222	$611,420

OPERATING EXPENSES:
Fuel for power generation	147,248	117,035
Purchased power	121,310	117,116
Gas purchased for resale	37,620	31,617
Deferred energy	(79,065)	(11,739)
Energy efficiency program costs	9,845	19,425
Other operating expenses	104,672	103,601
Maintenance	24,906	32,526
Depreciation and amortization	96,002	90,862
Taxes other than income	16,476	14,509

Total Operating Expenses	479,014	514,952

OPERATING INCOME	105,208	96,468

OTHER INCOME (EXPENSE):
Interest expense
(net of AFUDC-debt: $2,131 and $1,595)	(73,337)	(77,931)
Interest expense on regulatory items	(827)	(2,202)
AFUDC-equity	2,889	1,932
Other income	3,820	4,194
Other expense	(4,251)	(3,060)

Total Other Income (Expense)	(71,706)	(77,067)

Income Before Income Tax Expense	33,502	19,401

Income tax expense	12,027	7,228

NET INCOME	21,475	12,173

Other comprehensive income (loss):
Change in compensation retirement benefits liability and amortization (Net of taxes $(136) and $(89) in 2013 and 2012, respectively)	246	155
Change in market value of risk management assets and liabilities (Net of taxes $(110) and $141 in 2013 and 2012, respectively)	199	(246)

OTHER COMPREHENSIVE INCOME (LOSS)	445	(91)

COMPREHENSIVE INCOME	$21,920	$12,082

Amount per share basic and diluted
Net income per share - basic and diluted	$0.09	$0.05

Weighted Average Shares of Common Stock Outstanding - basic	235,193,702	235,999,750

Weighted Average Shares of Common Stock Outstanding - diluted	237,005,888	237,526,863

Dividends Declared Per Share of Common Stock	$0.19	$0.13